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                     [MORRISON & FOERSTER LLP LETTERHEAD]



                               October 15, 1997


Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas 72201

          Re:  Shares of Common Stock of
               Stagecoach Funds, Inc.
               --------------------------

Ladies/Gentlemen:

          We refer to Post-Effective Amendment No. 35 and Amendment No. 36 to the Registration Statement on Form N-1A (SEC File Nos. 33-42927 and 811-6419) (the "Registration Statement") of Stagecoach Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the following Funds: Aggressive Growth, Arizona Tax-Free, Asset Allocation, Balanced, California Tax-Free Bond, California Tax-Free Income, California Tax-Free Money Market Mutual, Corporate Stock, Diversified Income, Equity Value, Ginnie Mae (U.S. Government Income), Government Money Market Mutual, Growth and Income, Index Allocation, Intermediate Bond, International Equity, National Tax-Free, Money Market Mutual, Oregon Tax-Free, Short-Term Government-Corporate Income, Variable Rate, Short-Term Municipal Income, Short-Term U.S. Government Income, Small Cap, U.S. Government Income, U.S. Government Allocation, and the Treasury Money Market Mutual, (collectively, the "Shares").

          We have been requested by the Company to furnish this opinion as
Exhibit 10 to the Registration Statement.

          We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its series. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company through September 30, 1997.

          Based upon and subject to the foregoing, we are of the opinion that:

          The issuance and sale of the Shares by the Company has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Company.
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          We consent to the inclusion of this opinion as an exhibit to the
Registration Statement.

          In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Special Notices-Glass-Steagall Act" in the Prospectuses, which are included as part of the Registration Statement.


                                        Very truly yours,

                                        /s/ MORRISON & FOERSTER LLP

                                        MORRISON & FOERSTER LLP